EXHIBIT 10.67

AGREEMENT TO AMEND CERTAIN PROVISIONS

OF STANDSTILL AND GOVERNANCE AGREEMENT

THIS AGREEMENT (this “Agreement”) is entered into as of January 27, 2009, by and between Century Aluminum Company, a corporation organized and existing under the laws of the State of Delaware (the “Company”) and Glencore AG, a company organized and existing under the laws of Switzerland (“Glencore”).

WHEREAS, the Company proposes to offer newly-issued shares (the “Offered Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for sale to the public by means of a firm commitment underwritten public offering (including any sale of Common Stock pursuant to an underwriters’ over-allotment, the “Offering”);

WHEREAS, it is anticipated that a portion of the Offered Shares will be purchased in the Offering by Glencore and/or one or more of its Affiliates (the “Glencore Shares”);

WHEREAS, the Company and Glencore are parties to that certain Standstill and Governance Agreement dated as of July 7, 2008 (the “SAGA”) (all capitalized terms used and not defined herein shall have the meaning set forth in the SAGA);

WHEREAS, the Company and Glencore have agreed to amend certain provisions of the SAGA so that Glencore may increase its current Ownership Percentage of approximately 30.16% by the purchase of the Glencore Shares, and that Glencore and its Affiliates may exercise voting rights with respect to a number of shares of Company Common Stock equivalent to the Glencore Shares; and

WHEREAS, the Independent Directors of the Board of Directors of the Company and the Board of Directors of the Company have approved this Agreement;

NOW, THEREFORE, in order to provide for Glencore’s and its Affiliates’ purchase of the Glencore Shares in the Offering, the Company and Glencore do hereby agree as follows:

I.
Notwithstanding the definition of Permitted Ownership Percentage in Section 1.1 of the SAGA, Glencore and its Affiliates shall be permitted to increase its current Ownership Percentage of approximately 30.16% by purchasing the Glencore Shares in the Offering;

II.
After the purchase of the Glencore Shares in the Offering, Glencore’s Permitted Ownership Percentage until April 7, 2009 shall be the greater of (x) 28.5% and (y) the quotient, expressed as a percentage, of: (a) the sum of (i) the number of shares of Common Stock that equals 28.5% of the Company’s outstanding Common Shares immediately prior to the Offering, and (ii) the number of Glencore Shares; divided by (b) the number of outstanding Company Common Shares immediately following the Offering;

III.	Following April 7, 2009, Glencore’s Permitted Ownership Percentage shall be as currently set forth in the SAGA;

IV.
For the avoidance of doubt, it is acknowledged that Glencore and its Affiliates shall be entitled to exercise all voting rights with respect to a number of shares of Company Common Stock equivalent to the Glencore Shares and such Shares shall not be subject to Section 2.1(c) of the SAGA; provided that Section 2.1(c) shall continue to apply with respect to any increase in Glencore’s Ownership Percentage beyond the Permitted Ownership Percentage (as increased hereby) which is not otherwise permitted by the terms of the SAGA;

V.	Except for such terms of the SAGA as shall be modified hereby, the SAGA shall continue in full force and effect;

VI.	This Agreement shall be governed by the laws of the State of New York (without regard to its choice of law rules); and

VII.
Notwithstanding any other provision of this Agreement, the amendments to the SAGA provided for hereby shall become effective if and only if the Offering consummated and Glencore and/or its Affiliates purchase any Glencore Shares therein.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CENTURY ALUMINUM COMPANY

By:	/s/ Michael A. Bless
Name:	Michael A. Bless
Title:	Executive Vice President and Chief Financial Officer

GLENCORE AG

By:	/s/ A. Hubmann
Name:	A. Hubmann
Title:	Director

By:	L. Grenacher Hagmann
Name:	L. Grenacher Hagmann
Title:	Director